UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the Earliest Event Reported): June 15, 2018 (June 14, 2018)

Nationstar Mortgage Holdings Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35449	45-2156869
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8950 Cypress Waters Boulevard
Coppell, Texas 75019
(Address of Principal Executive Offices)

(469) 549-2000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

Item 8.01	Other Events.

On June 14, 2018, Nationstar Mortgage Holdings Inc. (the “Company”) issued a press release announcing that its wholly-owned subsidiaries, Nationstar Mortgage LLC and Nationstar Capital Corporation, have commenced the solicitation of consents (the “Consent Solicitations”) from eligible holders of their 6.500% Senior Notes due 2021 and 6.500% Senior Notes due 2022 (collectively, the “Notes”) to amend the indentures governing the Notes.

A copy of the press release announcing the Consent Solicitations is attached hereto as Exhibit 99.1 and incorporated herein by reference.

This Current Report on Form 8-K is not a solicitation of consents to the proposed amendments to the indentures governing the Notes, and the Consent Solicitations are being made solely on the terms and subject to the conditions set forth in the documents governing the Consent Solicitations and the information in this Current Report on Form 8-K is qualified by reference to such documents.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit
99.1	Press release of Nationstar Mortgage Holdings Inc., dated June 14, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nationstar Mortgage Holdings Inc.

Date:	June 15, 2018	By:	/s/ Amar Patel
Amar Patel
Chief Financial Officer